SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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The First of Long Island Corporation
(Name of Registrant as Specified In Its Charter)

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THE FIRST OF LONG ISLAND CORPORATION

10 GLEN HEAD ROAD

GLEN HEAD, NEW YORK 11545

___________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 18, 2006

___________________________________________________

March 16, 2006

To the Stockholders of

The First of Long Island Corporation:

Notice is hereby given that the Annual Meeting of Stockholders of THE FIRST OF LONG ISLAND CORPORATION will be held at the WESTBURY MANOR, 1100 JERICHO TURNPIKE, WESTBURY, NEW YORK, on Tuesday, April 18, 2006, at 3:30 P.M. local time for the following purposes:

(1)	To elect Directors.
(2)	To approve adoption of The First of Long Island Corporation 2006 Stock Compensation Plan.
(3)	To transact any other business as may properly come before the meeting.

Only stockholders of record at the close of business on February 28, 2006 are entitled to notice of and to vote at such meeting or any adjournment thereof.

By Order of the Board of Directors

Joseph G. Perri
Senior Vice President and Secretary

IMPORTANT -- PLEASE MAIL YOUR PROXY PROMPTLY.

IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

THE FIRST OF LONG ISLAND CORPORATION

10 Glen Head Road

Glen Head, New York 11545

(516) 671-4900

______________________

PROXY STATEMENT
______________________

ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is being solicited by the Board of Directors of The First of Long Island Corporation (the “Corporation” or the “Company”) for use at the Annual Meeting of Stockholders to be held at 3:30 P.M. local time at the Westbury Manor, 1100 Jericho Turnpike, Westbury, New York on April 18, 2006. The approximate date on which proxy statements and forms of proxy are first being sent or given to stockholders is March 16, 2006.

Proxies in the accompanying form that are properly executed and duly returned to the Corporation will be voted at the meeting. Each proxy granted may be revoked at any time prior to its exercise either by written notice filed with the secretary of the meeting or by oral notice given during the meeting by the stockholder to the presiding officer of the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any annual meeting constitutes a quorum for the transaction of business. In the absence of a quorum, any meeting may be adjourned to a subsequent date, provided notice of such meeting is mailed to each stockholder entitled to vote at least five (5) days before the adjourned meeting.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The only class of voting securities of the Corporation is its Common Stock, $.10 par value (“Common Stock”), each share of which entitles the holder thereof to one vote except in the election of directors, where votes may be cumulated as described herein. Only stockholders of record at the close of business on February 28, 2006 are entitled to notice of and to vote at the meeting.

As of January 31, 2006, there were issued 3,845,073 shares of the Common Stock, all of which were outstanding and entitled to vote. To the best knowledge of the Corporation, the only persons owning beneficially more than five percent (5%) of the Common Stock of the Corporation as of January 31, 2006 are identified in the table below.

Title of	Name and Address	Amount and Nature of	Percent
Class	of Beneficial Owner	Beneficial Ownership	of Class
Common	Sidney Canarick	383,433 shares (1)	9.96%
Stock	25 Glen Street
($.10 par value)	Glen Cove, N.Y. 11542

Common	Paul T. Canarick	383,433 shares (1)	9.96%
Stock	25 Glen Street
($.10 par value)	Glen Cove, N.Y. 11542

Common	Zachary Levy	357,927 shares	9.31%
Stock	9 Maxine Avenue
($.10 par value)	Plainview, N.Y. 11803

(1)

Pursuant to applicable rules, Sidney Canarick and Paul T. Canarick are both deemed to be beneficial owners of these shares. Includes 236,970 shares in the names of Sidney Canarick and Jean C. Canarick, his wife, Mr. Paul T. Canarick’s parents, as Trustees under a Trust Agreement dated May 27, 1992; 134,347 shares in the name of Jean C. Canarick, Sidney Canarick’s wife; 9,270 shares in the name of Paul T. Canarick; and 2,846 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

Furnished below is information with respect to the beneficial ownership of the Corporation’s Common Stock as of January 31, 2006 by all directors and nominees, by the executive officers of the Corporation named in the “Summary Compensation Table”, and by directors and executive officers of the Corporation as a group.

		Amount and Nature of		Percent of
Title of Class	Beneficial Owner	Beneficial Ownership		Class

Common Stock	Allen E. Busching	4,565	(1)	.12%
($.10 par value)	Paul T. Canarick	383,433	(2)	9.96%
	Alexander L. Cover	1,138	(3)	.03%
	Beverly Ann Gehlmeyer	35,467	(4)	.92%
	William H. J. Hoefling	1,000	(5)	.03%
	Howard Thomas Hogan, Jr.	58,766	(6)	1.53%
	J. Douglas Maxwell, Jr.	17,722	(7)	.46%
	John R. Miller III	5,960	(8)	.15%
	Stephen V. Murphy	500	(9)	.01%
	Walter C. Teagle III	26,427	(10)	.69%
	Michael N. Vittorio	12,678	(11)	.33%
	Arthur J. Lupinacci, Jr.	38,485	(12)	1.00%
	Donald L. Manfredonia	35,085	(13)	.91%
	Mark D. Curtis	12,838	(14)	.33%
	Richard Kick	16,614	(15)	.43%
	Directors and Executive
	Officers as a group	697,831	(16)	18.12%

(1)

Including 3,065 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(2)

Including 236,970 shares in the names of Sidney Canarick and Jean C. Canarick, Mr. Paul T. Canarick’s parents, as trustees under a Trust Agreement dated May 27, 1992; 134,347 shares in the name of Jean C. Canarick, Mr. Paul T. Canarick’s mother; and 2,846 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(3)

Including 838 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(4)

Including 652 shares held by the estate of Robert Val Gehlmeyer; 7,924 shares in the name of Gehlmeyer & Gehlmeyer, P.C. Retirement Trust; and 2,213 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(5)	Including 800 shares in the names of Timothy Billings and/or Tricia Hoefling, as trustees for Charles Hoefling Billings.
(6)

Including 10,371 shares in the name of Mr. Hogan as Trustee for the benefit of his children, Howard, Kathryn, and Margaret Hogan; 694 shares in the name of Mr. Hogan as Trustee for the Hogan Family Trust; 5,839 shares, 5,088 shares, and 5,074 shares in the names of Mr. Hogan’s children, Howard, Kathryn and Margaret, respectively; and 2,521 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(7)

Including 8,437 shares held in Mr. Maxwell’s retirement account and 3,360 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(8)

Including 2,948 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(9)	Held for the benefit of Mr. Murphy in S.V. Murphy & Co., Inc. 401(k) account.
(10)

Including 337 shares in the name of Janet D. Teagle, Mr. Teagle’s wife; 1,012 shares each (totaling 3,036 shares) held for the benefit of W. Clark Teagle IV, Clifton D. Teagle and Janet W. Teagle, Mr. Teagle’s children; and 2,804 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(11)

Including 9,653 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(12)

Including 9,336 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(13)

Including 19,985 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(14)

Including 748 shares held in Mr. Curtis’s individual retirement account; 371 shares in the name of Mr. Curtis as custodian for the benefit of Heather M. Curtis, Mr. Curtis’ daughter; 256 shares in the name of Mr. Curtis as custodian for the benefit of Eric A. Curtis, Mr. Curtis’ son; and 10,237 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(15)

Including 4,336 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(16)

Including 101,111 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

ELECTION OF DIRECTORS

The Board of Directors of the Corporation presently consists of a non-executive chairman and ten other members. The Board is divided into two classes, Class I with five members and Class II with six members, with each director to serve a two-year term. Only one class of directors is elected at each annual meeting of stockholders. The table that follows sets forth the present composition of the Board.

		Expiration
Name	Class	of Term
Allen E. Busching	II	2006
Paul T. Canarick	II	2006
Alexander L. Cover	II	2006
Beverly Ann Gehlmeyer	II	2006
William H. J. Hoefling	II	2006
Howard Thomas Hogan, Jr.	I	2007
J. Douglas Maxwell, Jr.	I	2007
John R. Miller III	I	2007
Stephen V. Murphy	II	2006
Walter C. Teagle III	I	2007
Michael N. Vittorio	I	2007

For the election of directors, each share is entitled to as many votes as there are directors to be elected, and such votes may be cumulated and voted for one nominee or divided equally among as many different nominees as is desired. If authority to vote for any nominee or nominees is withheld on any proxy, the votes will then be spread equally among the remaining nominees. If there is no designation on any proxy as to how the shares represented should be voted, the proxy will be voted for the election of all nominated directors. To be elected, each director must receive a majority vote of the number of shares entitled to vote and represented at the meeting.

At a meeting of the Board of Directors held on July 19, 2005, Mr. Murphy was elected in accordance with the Corporation’s By-Laws to serve as a Class II director until the 2006 Annual Meeting, and at a meeting of the Board of Directors held on February 23, 2006, Mr. Hoefling was elected in accordance with the Corporation’s By-Laws to serve as a Class II director effective February 24, 2006 and until the 2006 Annual Meeting. The nominees for election at this meeting will be the Class II directors. It is intended that shares represented by properly executed proxies will be voted at the meeting in accordance with the marking indicated thereon and, in the absence of contrary indication, for the election of Messrs. Murphy and Hoefling and the re-election of Mrs. Gehlmeyer and Messrs. Busching, Canarick, and Cover, each to hold office until the 2008 Annual Meeting of Stockholders or until his or her successor is elected and qualified. If at the time of the 2006 Annual Meeting any of the nominees named above is unavailable or chooses not to serve as a director (an event which management does not now anticipate), the proxies will be voted for the election as director of such other person or persons as the Board of Directors may designate.

The Board of Directors recommends a vote FOR all named nominees.

Information about the nominees and directors continuing in office follows. The year set forth for each director is the year in which the person named became a director of the Corporation and The First National Bank of Long Island, a wholly-owned subsidiary of the Corporation, with the exception of Mrs. Gehlmeyer and Messrs. Hogan and Miller who became directors of the Corporation upon its formation in 1984.

	Principal Occupations for Last	Director
Name	5 Years and Other Directorships	Since
Allen E. Busching	Principal,	1999
(Age 74)	B&B Capital
	(Consulting and Private Investment);
	(formerly: Managing Director,
	Unitech p.l.c., Reading, England;
	Chairman of the Board, President, and
	Chief Executive Officer, Lambda
	Electronics, Inc. (formerly Veeco Instruments));
	Trustee, North Shore-Long Island Jewish
	Health Systems, Inc.

Paul T. Canarick	President and Principal,	1992
(Age 49)	Paul Todd, Inc.
	(Construction Company)

Alexander L. Cover	Business Consultant, Private Practice	2003
(Age 62)	(formerly: Partner, Ernst & Young, LLP)

Beverly Ann Gehlmeyer	Tax Manager and Principal,	1978
(Age 74)	Gehlmeyer & Company, CPAs, P.C.
	(Certified Public Accounting Firm)

William H. J. Hoefling	Managing Member,	2006
(Age 55)	Crystal Pond Capital Partners, LLC
	(Private Equity Group);
	Partner,
	Windham Partners
	(Real Estate Investment and Development);
	Trustee,
	Georgetown University, McDonough
	School of Business;
	(formerly, Executive Vice President, J.P.
	Morgan Chase; Chairman, Brown & Co,
	discount brokerage firm)

Howard Thomas Hogan, Jr., Esq.	Hogan & Hogan	1978
(Age 61)	(Attorney, Private Practice);
	President, Cold Spring Harbor Business
	Improvement District;
	Director, Society for The Preservation of
	Long Island Antiquities

J. Douglas Maxwell, Jr.	Chairman, Chief Financial Officer and Director,	1987
(Age 64)	NIRx Medical Technologies L.L.C.
	(Medical Technology);
	(formerly Chairman of the Board and Chief
	Executive Officer, Swissray Empower, Inc.,
	a Medical Imaging Distributor);
	Director, Slater Development Corp

	Principal Occupations for Last	Director
Name	5 Years and Other Directorships	Since
John R. Miller III	Chairman and Chief Executive Officer,	1982
(Age 65)	Equal Opportunity Publications, Inc.
	(Publishing);
	Director, The Middleby Corporation and
	Middleby Marshall, Inc.

Stephen V. Murphy	President,	2005
(Age 60)	S.V. Murphy & Co., Inc.
	(Investment Banking);
	Director,
	Bowne & Co., Inc., Excelsior Private Equity
	Fund II, Inc. and Fund III, Inc., Excelsior
	Directional Hedge Fund of Funds, Inc.

Walter C. Teagle III	Non-executive Chairman of the Board,	1996
(Age 56)	The First of Long Island Corporation and
	The First National Bank of Long Island;
	Managing Director,
	Groton Partners LLC
	(Merchant Banking Firm);
	Officer and Managing Director,
	Groton Asset Management LLC
	(Investment Management Company);
	President,
	Teagle Management, Inc.
	(Private Investment Firm);
	(formerly Executive Vice President and Director,
	Lexent, Inc., Infrastructure Service Provider);
	Director, Teagle Management, Inc. and Teagle
	Foundation, Inc.

Michael N. Vittorio	President and Chief Executive Officer,	2003
(Age 53)	The First of Long Island Corporation and
	The First National Bank of Long Island;
	(formerly J.P. Morgan Chase, most recently
	as Senior Vice President);
	Trustee, New York State Bankers Retirement System,
	Metropolitan College of New York, and New York
	Law School;
	Advisory Board Member, Independent Community
	Bankers Association, Large Community Bank
	Advisory Group

NON-EXECUTIVE CHAIRMAN OF THE BOARD OF DIRECTORS

The Board of Directors has determined that the Chairman of the Board will be an independent director. This decision was made in the belief that shareholder interests are best served by having a Chairman of the Board who is completely independent of management and whose exclusive responsibility is the long-term best interest of the Corporation’s shareholders.

Walter C. Teagle III has served as Non-executive Chairman of the Board of Directors since May 2005. As Non-executive Chairman, Mr. Teagle organizes the work of the Board and ensures that the Board has access to sufficient information to enable it to carry out its functions, including monitoring the Corporation’s performance and the performance of management. The role of the Non-executive Chairman includes: (1) presiding over all meetings of the Board of Directors and shareholders, including regular executive sessions of the Board in which the Chief Executive Officer, a management director, and other members of management do not participate; (2) establishing the annual agenda of the Board and agendas of each meeting in consultation with the Chief Executive Officer; (3) advising with respect to the work of each Committee and reviewing (with the Nominating and Governance Committee) changes in Board membership and the membership and chair of each Committee; (4) coordinating periodic reviews of management’s strategic plan for the Corporation; (5) leading the Board’s review of the succession plan for the Chief Executive Officer; and (6) coordinating the annual performance review of the Chief Executive Officer.

MEETINGS OF THE BOARD OF DIRECTORS

All of the members of the Board of Directors of the Corporation also serve on the Board of Directors of the Bank. The Board of Directors of the Corporation held twelve regular meetings and two special meetings during 2005. With respect to meetings of the Corporation, each director attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which such director served. The Board of Directors of the Bank currently holds 11 regular meetings a year and such special meetings as deemed advisable to review significant matters.

BOARD COMMITTEES AND MEETINGS

The Board of Directors of the Corporation has three standing committees: the Nominating and Governance Committee, the Audit Committee, and the Compensation Committee. Effective October 18, 2005, the loan committee is the only standing committee of the Board of Directors of the Bank. The functions performed by the other standing committees of the Bank in existence through October 17, 2005, namely the Audit Committee, Investment Management Division Audit Committee, Compensation Committee, Compliance and Community Reinvestment Act Committee, Board Investment Management Division Committee, and Pension Plan Committee, have been assumed by the Corporation’s committees.

Nominating and Governance Committee

All the members of the Corporation’s Nominating and Governance Committee are independent as independence for directors is defined in Nasdaq Rule 4200(a)(15). The Nominating and Governance Committee is currently responsible for recommending the nomination of individuals to the Board of Directors of the Corporation. The members of the Nominating Committee are Allen E. Busching, Paul T. Canarick, Alexander L. Cover, and J. Douglas Maxwell, Jr. Walter C. Teagle III is an ex officio member of the Nominating and Governance Committee. The Committee met twice during 2005. The activities of the Nominating and Governance Committee are governed by a formal written charter. The charter was included in the Corporation’s Proxy Statement for its Annual Meeting of Stockholders held April 20, 2004 as Appendix A.

The Nominating and Governance Committee believes that certain minimum qualifications must be met by a Nominating and Governance Committee-recommended nominee for a position on the board of directors. Specifically, the nominee should understand that the principal duty of a director is to represent the stockholders of the Corporation. The nominee should also possess the highest level of professional and personal ethics and values, be free of any conflict of interest with respect to board service, have broad experience at the policy-making level, have the ability to provide insight and practical wisdom based on experience and expertise, be independent as defined in Nasdaq Rule 4200(a)(15), be able to understand and relate to the culture of the Corporation, have sufficient time to properly discharge the duties associated with serving as a director, and have experience and knowledge that will enhance or maintain a diversity of business background among board members.

In addition, the Nominating and Governance Committee believes that certain specific qualities or skills are necessary for one or more of the Corporation’s directors to possess. These include, among others, experience with publicly held companies, an understanding and background in corporate management, experience in delegation of duties, accounting experience, financial experience, legal experience, marketing experience, and background and experience necessary to qualify as an “audit committee financial expert” as defined in Item 401(h)(2) of Regulation S-K of the Securities and Exchange Commission. It is also deemed desirable for directors to live or work in a geographic area where the Corporation’s bank subsidiary has branches or is expected to have branches.

The Nominating and Governance Committee generally relies on recommendations made by directors and executive officers of the Corporation to identify nominees for director. Any stockholder may make nominations with respect to the election of directors in accordance with the provisions of the Corporation’s bylaws establishing the information and notice requirements for such nominations. The Corporation has not received a stockholder nominee for election as a director in recent years. The nominating committee does not consider director nominees recommended by stockholders because the board of directors believes that such consideration is not an efficient or effective means of identifying qualified individuals. In addition, the board of directors has had a long history of being able to attract and maintain a membership with the variety of skills necessary to properly oversee the affairs of the Corporation.

In addition to interviews, the Nominating and Governance Committee evaluates potential nominees by reviewing resumes, checking business and/or personal references, and performing background checks as deemed appropriate. The Corporation does not pay a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

All of the nominees approved by the Nominating and Governance Committee for inclusion on the Corporation’s proxy card for the annual meeting of stockholders to be held April 18, 2006 are directors standing for election or reelection.

Audit Committee

       The Corporation has a standing audit committee. The members of the Audit Committee are Allen E. Busching, Alexander L. Cover, Beverly Ann Gehlmeyer, J. Douglas Maxwell, Jr., and John R. Miller III. Walter C. Teagle III is an ex officio member of the Audit Committee. During 2005, the Corporation’s Audit Committee held seven meetings.

The Corporation’s Board of Directors has adopted a formal written charter for the Audit Committee. The charter was included in the Corporation’s Proxy Statement for its Annual Meeting of Stockholders held April 20, 2004 as Appendix B.

The Board has determined that all members of the Audit Committee are independent as independence for audit committee members is defined in Nasdaq Rules 4200(a)(15) and 4350(d)(2). The Board of Directors has also determined that Alexander L. Cover is an audit committee financial expert as that term is defined in paragraph (h)(2) of Item 401 of Regulation S-K of the Securities and Exchange Commission and is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

The Audit Committee is responsible for: (1) reviewing and discussing with management the Corporation’s audited consolidated financial statements; (2) meeting with the Corporation’s independent auditors and reviewing with them the results of their annual audit of the Corporation’s consolidated financial statements, including any recommendations the auditors may have with respect to internal controls or other business matters; (3) reviewing the plan, scope and results of internal audits performed by both the Bank’s in-house audit staff and independent external firms; (4) reviewing the results of examinations performed by regulatory authorities; (5) insuring that the Corporation fulfills the annual internal control reporting requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related implementing regulations; (6) insuring that the Bank fulfills the annual audit and management reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act of 1991; (7) reviewing the Bank’s performance of its obligations under the various laws and regulations affecting consumers, including the Federal Community Reinvestment Act; and (8) reviewing the activities of the Investment Management Division including the handling of fiduciary relationships, investment management activities, and compliance. The Audit Committee’s Report is included in a separate section of this proxy statement.

Compensation Committee

The Corporation has a standing compensation committee. The members of the Compensation Committee are Allen E. Busching, Howard Thomas Hogan, Jr., John R. Miller III, and Stephen V. Murphy. Walter C. Teagle III is an ex officio member of the Compensation Committee. The Compensation Committee is responsible for determining an appropriate level of compensation for each executive officer. The Committee also: (1) considers and recommends to the Board of Directors salary policy, management succession, compensation of officers, incentive compensation, and employee benefits; (2) is responsible for administering the Corporation’s stock-based compensation programs; and (3) has the authority to take such action with respect to the Bank’s Pension Plan as may be necessary or advisable between regular meetings of the Bank’s Board of Directors. Administration of the Corporation’s stock-based compensation plans includes selecting directors and officers to whom awards are to be made and determining the timing, duration, amount and type of each award. Members of the Compensation Committee as well as all other non-employee directors of the Corporation have been eligible for awards of stock-based compensation in the past and it is currently anticipated that they will be eligible for future awards. Awards of stock-based compensation to non-employee directors are approved by the full Board. The Compensation Committee met six times during 2005. The report of the Compensation Committee with respect to compensation for executive officers is included in a later section of this proxy statement.

Loan Committee of the Bank

The Board Loan Committee consists of members who, except for Mr. Vittorio, are not officers of the Bank. Generally, loans in excess of $300,000 up to and including $5,000,000 require the approval of the Management Loan Committee. Loans in excess of $5,000,000 also require the approval of two non-management members of the Board Loan Committee. The entire committee meets on a quarterly basis to review the overall portfolio. The members of the Loan Committee are Paul T. Canarick, Beverly Ann Gehlmeyer, Howard Thomas Hogan, Jr., J. Douglas Maxwell, Jr., Stephen V. Murphy, and Michael N. Vittorio. Walter C. Teagle III is an ex officio member of the Loan Committee. The Committee held five meetings in 2005.

COMPENSATION OF DIRECTORS

Cash Compensation

The non-executive Chairman of the Board of Directors of the Corporation and the Bank receives a quarterly retainer of $20,000 plus an annual equity grant valued at $12,000 for service on both boards. The Chairman does not receive per meeting fees or committee retainers. Other non-employee directors are paid a quarterly retainer of $3,500 for service on the Corporation’s board and $1,200 for each regularly scheduled monthly meeting of the Bank’s board, provided they attend at least nine of the eleven meetings. If a director attends fewer than ten meetings, the director is paid $1,200 for each meeting attended. For service on the Bank’s board each director also receives an annual equity grant valued at $6,000. In addition, directors of the Corporation and the Bank are generally paid $1,200 for each special Board meeting and $500 for each telephone Board meeting.

The Chairman of the Corporation’s Nominating and Governance Committee receives an annual retainer of $2,500, and other committee members receive annual retainers of $1,000. The Chairman of the Corporation’s Audit Committee receives an annual retainer of $10,000, and other committee members receive annual retainers of $4,000. The Chairman of the Corporation’s Compensation Committee receives an annual retainer of $4,000, and other committee members receive annual retainers of $2,000.

The Chairperson of the Bank’s Loan Committee receives an annual retainer of $2,500, and other committee members receive annual retainers of $1,000. In addition, the Chairperson and all other members of the Bank’s Loan Committee receive $500 per meeting with the Management Loan Committee. Mr. Vittorio does not receive director fees or committee fees from the Corporation or the Bank.

Stock Based Compensation

The Corporation’s 1996 Stock Option and Appreciation Rights Plan, as amended, which expired on January 15, 2006, allowed for the granting of nonqualified stock options to non-employee directors of the Corporation. In January 2005, each non-employee director received a stock option grant based on the Corporation’s earnings performance for the 2004 year and the board and committee fees that the director received for such year. The number of options granted to each non-employee director in January 2005 is as follows: Mr. Busching – 702; Mr. Canarick – 619; Mr. Cover – 624; Mr. Hogan - 538; Ms. Gehlmeyer – 761; Mr. Miller – 652; Mr. Maxwell – 760; and Mr. Teagle – 675. Neither Mr. Murphy nor Mr. Hoefling received stock option grants in 2005. The options granted to directors in 2005 have an exercise price of $45.53 which was the fair market value of one share of the Corporation’s stock on the date of grant. The options became exercisable ninety days from the date of grant and expire ten years from the date of grant.

MANAGEMENT

The following tables contain information about the executive officers of the Corporation and the Bank.

Executive Officers			Term of	Officer
of the Corporation	Age	Present Capacity	Office	Since

Michael N. Vittorio	53	Director	3 yrs.	2002
		President and
		Chief Executive Officer
Arthur J. Lupinacci, Jr.	65	Executive Vice President	1.5 yrs.	1985
		and Chief Administrative
		Officer
Mark D. Curtis	51	Senior Vice President	1.5 yrs.	1997
		and Treasurer
Brian J. Keeney	57	Senior Vice President	1.5 yrs.	2000
Richard Kick	48	Senior Vice President	1.5 yrs.	1991
Donald L. Manfredonia	54	Senior Vice President	1.5 yrs.	1987
Joseph G. Perri	54	Senior Vice President	1.5 yrs.	1990
		and Secretary
Executive Officers			Term of	Officer
of the Bank	Age	Present Capacity	Office	Since

Michael N. Vittorio	53	Director	1 yr.	2002
		President and
		Chief Executive Officer
Mark D. Curtis	51	Executive Vice President,	1 yr.	1997
		Chief Financial Officer
		and Cashier
Brian J. Keeney	57	Executive Vice President	1 yr.	2000
Richard Kick	48	Executive Vice President	1 yr.	1991
Arthur J. Lupinacci, Jr.	65	Executive Vice President	1 yr.	1985
		and Chief Administrative
		Officer
Donald L. Manfredonia	54	Executive Vice President	1 yr.	1982
Joseph G. Perri	54	Executive Vice President	1 yr.	1990

Mr. Vittorio joined the Corporation and the Bank on July 15, 2002 as Executive Vice President. On February 18, 2003, he was elected to the Board of Directors of both entities and, effective March 1, 2003, became President of both. He was appointed Chief Executive Officer of both entities effective September 1, 2003. From 1989 through June 2002, Mr. Vittorio was employed at J.P. Morgan Chase, most recently as Senior Vice President responsible for managing Chase Insurance Agency’s Insurance Brokerage and Advisory Service Business. Previously he served in various capacities at J.P. Morgan Chase including Senior Lending Officer for Small Business Financial Services, Middle Market Regional Manager, and Division Executive in the Small Business/Commercial Division.

COMPENSATION COMMITTEE REPORT

The Corporation’s executive compensation program is administered by the Compensation Committee of the Board of Directors. Compensation for executive officers primarily consists of base salary, incentive bonuses paid under the Bank’s Incentive Compensation Plan, and stock options and appreciation rights awarded under the Corporation’s Stock Option and Appreciation Rights Plan. The payment or awarding of compensation is approved by the Compensation Committee and reported to the full Board of Directors.

The Compensation Committee adheres to the practice that compensation for executive officers, including the Chief Executive Officer, be directly and materially linked to the Corporation’s performance, individual performance, and compensation paid to individuals in similar positions within the industry. As such, base salary and incentive compensation for each executive officer are determined after considering: (1) the Corporation’s financial performance with respect to profitability and financial strength; (2) the executive officer’s responsibilities, overall performance and performance with respect to the achievement of objective personal goals; and (3) compensation paid to individuals with reasonably similar responsibilities employed by banks that are similar in size and scope to the Corporation. Comparison of executive officer compensation to that of other banks is used to determine whether the compensation paid by the Corporation is competitive and appropriate and thereby helps the Corporation to attract and retain qualified personnel. In addition, from time to time the Corporation retains outside consultants to determine the appropriateness of executive officer compensation.

Allen E. Busching
Howard Thomas Hogan, Jr.
John R. Miller III
Stephen V. Murphy

COMPENSATION OF EXECUTIVE OFFICERS

Furnished below is information with respect to the aggregate compensation paid or accrued during the fiscal year ended December 31, 2005 to the Chief Executive Officer and to each of the additional four most highly compensated executive officers of the Bank who received compensation of more than $100,000 for services rendered to the Corporation or the Bank. This information is provided pursuant to the Securities and Exchange Commission executive compensation disclosure rules for proxy statements. All of the listed officers are also officers of the Corporation but received salaries only from the Bank No compensation for their employment, other than Stock Options or Stock Appreciation Rights (“SARs”), was received from the Corporation. A description of the Incentive Compensation Plan under which the bonuses were paid follows.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long -Term Compensation
					Awards		Payouts
				Other	Restricted			All Other
				Compen-	Stock	Options/		Compen-
Name and Principal		Salary	Bonus	sation (1)	Award(s)	SARs	LTIP	sation (2)
Position	Year	($)	($)	($)	($)	#	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Michael N. Vittorio	2005	$ 327,500	$ 156,000	—	None	3,704	None	$ 31,594
President, Chief Executive	2004	$ 315,000	$ 153,185	—	None	2,301	None	$ 37,050
Officer and Director	2003	$ 270,577	$ 95,784	—	None	1,898	None	$ 15,118

Arthur J. Lupinacci, Jr.	2005	$ 245,000	$ 71,810	$ 49,199	None	2,811	None	$ 26,022
Executive Vice President	2004	$ 239,000	$ 98,288	$ 30,973	None	1,964	None	$ 30,684
and Chief Administrative	2003	$ 231,000	$ 79,325	$ 11,084	None	3,667	None	$ 22,638
Officer

Donald L. Manfredonia	2005	$ 203,000	$ 71,862	—	None	2,317	None	$ 19,583
Senior Vice President	2004	$ 197,000	$ 80,225	—	None	1,616	None	$ 23,162
	2003	$ 190,000	$ 72,295	—	None	2,894	None	$ 16,560

Mark D. Curtis	2005	$ 186,000	$ 75,725	—	None	2,069	None	$ 17,943
Senior Vice President	2004	$ 176,000	$ 65,341	—	None	1,213	None	$ 20,701
	2003	$ 165,500	$ 37,988	—	None	2,306	None	$ 13,798

Richard Kick	2005	$ 184,000	$ 74,095	—	None	2,045	None	$ 17,256
Senior Vice President	2004	$ 174,000	$ 60,726	—	None	1,196	None	$ 19,796
	2003	$ 163,000	$ 49,589	—	None	2,291	None	$ 13,590

(1)

The other compensation reported in column (e) for Mr. Lupinacci represents payments for income taxes pursuant to the Bank’s Supplemental Executive Retirement Plan explained in the next section entitled “Compensation Pursuant to Plans.”

(2)	All other compensation for 2005 (column (i) of the “Summary Compensation Table”) includes the following amounts either paid, accrued or contributed on behalf of the named executive officers. The

401(k) and profit sharing contributions shown in the table include amounts paid under the Bank’s Profit Sharing and Supplemental Executive Retirement (“SERP”) Plans.

	Life	401(k)	Profit
	Insurance	Matching	Sharing
Name	Premiums	Contributions	Contributions	Total
Michael N. Vittorio	$ 2,217	$ 6,550	$ 22,827	$ 31,594
Arthur J. Lupinacci, Jr.	$ 4,045	$ 4,900	$ 17,077	$ 26,022
Donald L. Manfredonia	$ 1,374	$ 4,060	$ 14,149	$ 19,583
Mark D. Curtis	$ 1,259	$ 3,720	$ 12,964	$ 17,943
Richard Kick	$ 751	$ 3,680	$ 12,825	$ 17,256

COMPENSATION PURSUANT TO PLANS

Pension Plan

The Bank is a participant in the New York State Bankers Retirement System Pension Plan (“Plan”) and maintains the SERP described below. Set forth in the table that follows are total estimated annual benefits payable under the Plan and SERP upon retirement based on various levels of compensation and years of service.

Average Annual	Years of Creditable Service
Compensation	10	15	20	25	30	35
$100,000	$ 15,229	$ 22,843	$ 30,458	$ 38,072	$ 45,686	$ 53,301
$125,000	$ 19,604	$ 29,406	$ 39,208	$ 49,009	$ 58,811	$ 68,613
$150,000	$ 23,979	$ 35,968	$ 47,958	$ 59,947	$ 71,936	$ 83,926
$175,000	$ 28,354	$ 42,531	$ 56,708	$ 70,884	$ 85,061	$ 99,238
$200,000	$ 32,729	$ 49,093	$ 65,458	$ 81,822	$ 98,186	$ 114,551
$225,000	$ 37,104	$ 55,656	$ 74,208	$ 92,759	$ 111,311	$ 129,863
$250,000	$ 41,479	$ 62,218	$ 82,958	$ 103,697	$ 124,436	$ 145,176
$300,000	$ 50,229	$ 75,343	$100,458	$ 125,572	$ 150,686	$ 175,801
$400,000	$ 67,729	$101,593	$135,458	$ 169,322	$ 203,186	$ 237,051
$500,000	$ 85,229	$127,843	$170,458	$ 213,072	$ 255,686	$ 298,301
$600,000	$ 102,729	$154,093	$205,458	$ 256,822	$ 308,186	$ 359,551

The Plan covers employees who are over the age of 21 years and have been employed for over one year. The normal retirement age is 65 and early retirement with reduced benefits is available at age 55. However, an unreduced benefit is available at age 62 or above to a participant with at least 10 years of service whose employment terminates after age 55 and who begins receiving benefits after attaining age 62. Upon retirement, each participant with a spouse is paid a benefit in the form of a joint and survivor annuity. Participants without a spouse are paid a benefit in the form of a single life annuity guaranteed for sixty (60) months. All participants, whether with or without a spouse, may elect optional forms of benefit payments. For all participants, the annuity benefit is computed by (i) multiplying the participant’s final average compensation (the average of the participant’s Annual Earnings, as defined, during the five highest consecutive years of employment) by the product of 1.75 percent and the participant’s credited years of service (to a maximum of 35 years), (ii) adding 1.25 percent of average compensation multiplied by the participant’s credited years of service in excess of 35 years (up to five such years), and (iii) subtracting the product of .49 percent of the participant’s final three year average compensation (limited to covered compensation) and the participant’s credited years of service (to a maximum of 35 years). The .49 percent represents the minimum Social Security offset to the pension benefit.

The Bank makes annual payments to a trust fund, computed on an actuarial basis, to fund these benefits. Contributions of $1,283,522 and $1,182,755 were made for the plan years ending September 30, 2005 and 2004, respectively, representing the maximum tax deductible contribution in each of these years. Employees also make contributions of 2 percent of their compensation. An employee becomes fully vested after 5 years of service with the Bank and 4 years of participation in the Plan. No vesting occurs during that 5-year period.

The compensation covered by the Plan includes: (1) salary and bonus as set forth in the “Summary Compensation Table” (2) value realized from the exercise of stock appreciation rights; and (3) generally all other taxable compensation except that resulting from the Bank’s contributions to the SERP or reimbursement for taxes on SERP earnings and amounts realized after April 15, 1998 from the exercise of nonqualified stock options and disqualified incentive stock options. Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, limit the annual benefits which may be paid from a tax-qualified retirement plan. For SERP Plan participants, any benefits which may be above the limits under these sections would be payable under the SERP.

The credited years of service, for purposes of calculating benefits, for the executive officers of the Bank named in the Summary Compensation Table and all executive officers of the Bank as a group are as follows: Mr. Vittorio – 2.5 years; Mr. Lupinacci - 19 years; Mr. Manfredonia - 22 years; Mr. Curtis - 8 years; Mr. Kick – 13 years; and all executive officers as a group - 84 years.

Supplemental Executive Retirement Plan

On August 3, 1995, the Corporation adopted The First National Bank of Long Island Supplemental Executive Retirement Plan (“SERP”). The SERP provides benefits that would have been provided under the Pension Plan and Profit Sharing Plan, in the absence of Internal Revenue Code limitations for qualified plans. The benefits are provided for employees designated by the Compensation Committee of the Board of Directors.

Supplemental retirement program and profit sharing plan contributions under the SERP are made to a “secular trust" for the benefit of the participants. Amounts contributed to the secular trust are not subject to the claims of creditors of the Bank. Accordingly, the contributions are taxable to each participant and deductible by the Bank when made. Supplemental retirement plan contributions for each participant are made in an amount estimated to be sufficient to fund future benefits after withholding taxes on the contribution amount. Trust income is also taxable to each participant. The Bank pays each participant an amount that, after taxes on this amount are withheld, will be sufficient for the participant to pay taxes on the trust income.

Profit Sharing Plan

The Bank has a combined profit sharing/401(k) plan (the “Profit Sharing Plan”). Employees are eligible to participate provided they are at least 21 years of age and have completed one year of service in which they worked 1,000 hours if full-time and 700 hours if part-time. Participants may elect to contribute, on a tax-deferred basis, up to 25% of gross compensation, as defined, subject to the limitations of Section

401(k) of the Internal Revenue Code. The Bank may, at its sole discretion, make “Additional 401(k) Contributions” to each participant’s account based on the amount of the participant’s tax deferred contributions and make “Profit Sharing Contributions” to each participant’s account equal to a percentage of the participant’s compensation, as defined. Forfeitures are allocated among participants in proportion to their annual compensation. Participants are fully vested in their elective contributions and, after five years of participation in the Profit Sharing Plan, are fully vested (20% vesting per year) in the Additional 401(k) and Profit Sharing Contributions made by the Bank. Also, a participant becomes fully vested in Additional 401(k) and Profit Sharing Contributions upon death or disability. The Additional 401(k) and Profit Sharing Contributions for 2005 were $166,192 and $663,573, respectively. The Profit Sharing Contribution represented approximately 4.3% of the Bank’s 2005 pre-tax profits.

Participants in the Profit Sharing Plan will receive benefits generally upon attainment of age 65. However, the Profit Sharing Plan contains provisions allowing pre-termination withdrawals and loans under certain circumstances. The amount of a participant’s Normal Retirement Benefit will depend upon the accumulation of contributions and forfeitures and the investment performance of the Plan. The amount allocated in 2005 under the Profit Sharing Plan and related SERP to the account of the Chief Executive Officer and to each of the additional four most highly compensated executive officers of the Bank who received compensation of more than $100,000 for services to the Corporation or the Bank in 2005 is set forth in footnote (2) to the “Summary Compensation Table.”

Retirement Plan For Directors

On June 18, 1991, the Board of Directors of the Bank adopted The First National Bank of Long Island Retirement Plan for Directors (the “Retirement Plan”). Effective December 31, 2000, the Retirement Plan was terminated. Upon termination, the benefits earned by directors for services rendered through December 31, 2000 were frozen and the ability of directors to earn additional benefits under the Retirement Plan was discontinued. Upon retirement after attaining the age of sixty (60) years, each of the current directors who was a director prior to 2001 will receive a credit (the “Credit Percentage”) of ten percent (10%) multiplied by the number of years of service on the Board through December 31, 2000, to a maximum of one hundred percent (100%). The annual benefit (the “Annual Benefit”) under the Retirement Plan is equal to the monthly Board of Directors attendance fee in effect as of December 31, 2000 of $1,000, multiplied by twelve (12) and then multiplied by the Credit Percentage. The Annual Benefit is payable for a period of seven (7) years from the date of retirement (the “Payment Period”), in quarterly installments. In the event of the death of a director or a retired director, the surviving spouse of such director shall be entitled to receive an annual payment equal to seventy-five percent (75%) of the Annual Benefit, calculated as set forth above, and payable over the remainder of the applicable Payment Period.

Incentive Compensation Plan

The executive officers of the Bank are eligible for compensation under the Bank’s Incentive Compensation Plan (the “Plan”) described in the Board Compensation Committee Report herein. Incentive compensation paid in 2005 to the Chief Executive Officer and to each of the additional four most highly compensated executive officers of the Bank who received compensation of more than $100,000 for services to the Corporation or the Bank in 2005 is set forth in the “Summary Compensation Table” under the heading “Bonus”.

Stock Compensation Plan (Item 2 on Proxy)

The First of Long Island Corporation Stock Option and Appreciation Rights Plan (the “Predecessor Plan”) was approved by the Corporation’s shareholders on April 16, 1996 and expired on January 15, 2006. Although no further grants can be made under the Predecessor Plan, as of December 31, 2005 there were still 228,650 stock options outstanding under the Predecessor Plan at a weighted average exercise price of $34.78. Subject to approval by the Corporation’s stockholders, on February 23, 2006 the Board of Directors of the Corporation unanimously adopted The First of Long Island Corporation 2006 Stock Compensation Plan (the “2006 Plan”), to serve as a successor to the Predecessor Plan. All capitalized terms in the discussion that follows are defined in the 2006 Plan, a copy of which is included in Appendix A to this Proxy Statement.

The 2006 Plan is intended to provide a method whereby Directors and certain Key Employees (generally those with the title of Vice President and above) of the Corporation and its Subsidiaries who are largely responsible for the management, growth and protection of the business, may acquire the Corporation’s common stock, $.10 par value (the “Common Stock”), thereby increasing their proprietary interest in the business, providing them with greater incentive for their continued employment, and promoting the interests of the Corporation and its stockholders. Currently the Corporation has eleven Directors and fifty-three officers with the title of Vice President or above. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of such Directors and Key Employees.

As of January 31, 2006, the latest practicable date, the fair market value of the securities underlying Awards which may be made under the Plan was $42.30 per share. The maximum number of shares of Common Stock of the Corporation which may be subject to Awards is 300,000. This compares to a maximum, as amended, of 540,000 shares under the 1996 Plan. The Awards that will be received by or allocated to the Chief Executive Officer, each of the additional four most highly compensated executive officers, the executive group as a whole, the non-executive director group as a whole, and the non-executive officer employee group as a whole cannot now be determined. In addition, the Awards that would have been received by or allocated to these same individuals and groups of individuals during the last completed fiscal year had the 2006 Plan been in effect also cannot now be determined. No grantee may, during any fiscal year of the Corporation, receive awards under the 2006 Plan which, in the aggregate, exceed 35,000 shares. If any outstanding Award under the 2006 Plan for any reason expires or is terminated, the shares allocable to the unexercised portion of such Award, including Shares of Restricted Stock and Restricted Stock Units which did not vest in the Grantee, may again be made subject to an Award under the Plan.

The 2006 Plan will be administered by the Compensation Committee of the Board of Directors, which shall be composed of three or more members, all of whom shall be independent directors. Subject to review by the Board of Directors, the Committee shall be vested with full authority to interpret the provisions of the 2006 Plan and adopt such rules, regulations and guidelines as it deems necessary or desirable to administer the 2006 Plan. The Corporation may grant to Directors and Key Employees from time to time during the term of the 2006 Plan one or more of the following: Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units. No consideration will be received by the Corporation or the Bank for the granting of Awards under the 2006 Plan. Each Award granted by the Compensation Committee shall be evidenced by an Award Agreement. Subject to the applicable provisions of the Code, the terms, provisions, and conditions of the Plan, and review by the Corporation’s Board of Directors, the Committee shall have exclusive jurisdiction to determine (i) the individuals to whom Awards shall be granted and the type of each such Award (it being understood that more than one Award may be granted to the same person); (ii) the number of shares subject to each Award; (iii) the date or dates when the Awards will be granted; (iv) the exercise price of the shares subject to each Option or Stock Appreciation Right; (v) the time periods during which each Option or Stock Appreciation Right may be exercised including, but not limited to the time periods applicable in the event of the death, Retirement or Total and Permanent Disability of a Grantee; (vi) whether or not an Option constitutes an Incentive Stock Option; and (vii) the Period of Restriction applicable to an Award. Generally, the Compensation Committee may also modify, extend, or renew outstanding Options and Stock Appreciation Rights granted under the 2006 Plan or accept the surrender of outstanding Options and Stock Appreciation Rights (to the extent not theretofore exercised) and authorize the granting of new Options and Stock Appreciation Rights in substitution therefor.

Generally, the Board may at any time terminate, amend, modify, or suspend the Plan, provided that, without the approval of the stockholders of the Corporation, no amendment or modification shall be made by the Board which: (a) increases the maximum number of shares as to which Awards may be granted under the Plan; (b) alters the method by which the Option price or Appreciation Right value is determined; (c) extends any Option or Appreciation Right for a period longer than ten (10) years after the date of the grant; (d) materially modifies the requirements as to eligibility for participation in the Plan; or (e) enables it to do (a), (b), (c) or (d) without shareholder approval.

With respect to the granting of Options, the Committee may, subject to Section 422 of the Code, designate all or a portion of any Option as either an Incentive Stock Option or a Nonqualified Stock Option. Both Options and Stock Appreciation Rights shall have an exercise price that is not less than one hundred per cent of the fair market value of one share of the Corporation’s Common Stock on the Grant Date. Each Option or Stock Appreciation Right granted under the 2006 Plan shall terminate on the date determined by the Committee and specified in the Award Agreement. A Grantee or permitted transferee of an Option or Stock Appreciation Right shall have no rights as a stockholder with respect to any Shares covered by such Option or Stock Appreciation Right until the exercise of the Option or, if settled in stock, the Stock Appreciation Right. Generally, Options and Stock Appreciation Rights may be exercised only during the continuance of the Grantee’s employment or service as a Director. A Grantee may pay the exercise price of an Option either in cash or common stock of the Corporation or any combination thereof. A Grantee may generally elect to exercise Options or Stock Appreciation Rights in any order without regard to the dates on which such options or stock appreciation rights were granted. No Award granted under the Plan shall be assignable or transferable by the Grantee other than by will or the laws of descent and distribution and during the lifetime of a Grantee the Award shall inure to the benefit of and be exercisable only by such Grantee.

Under present federal tax laws, the grant of an Incentive Stock Option, a Nonqualified Stock Option or a Stock Appreciation Right will create no tax consequences for either the optionee or the Corporation. Upon exercise of an Incentive Stock Option, there will be no taxable income to the optionee (except that the alternative minimum tax may apply), and the Corporation will receive no deduction when an Incentive Stock Option is exercised. Upon the disqualification of an Incentive Stock Option, or the exercise of a Nonqualified Stock Option or Stock Appreciation Right the optionee recognizes ordinary income to the extent the fair market value of the Common Stock on the date of exercise exceeds the exercise price. For awards of Restricted Stock or Restricted Stock Units, unless vested or, in the case of Restricted Stock, the participant elects to be taxed at the time of grant, the participant will not have taxable income upon grant, but upon vesting will recognize ordinary income equal to the fair market value of the Restricted Stock or the Restricted Stock Units at the time of vesting less the amount paid, if any, for such stock or units. Generally the Corporation is allowed a tax deduction equal to the amount of ordinary income recognized by the recipient of an award in the year in which the recipient recognizes such income.

The Compensation Committee may grant Stock Appreciation Rights, which may be settled in cash or stock of the Corporation as determined by the Committee and set forth in the applicable Award Agreement. Stock Appreciation Rights may not be exercised during any period in which trading in the Common Stock is prohibited by the terms of the insider trading policy of the Corporation, as set forth in its Code of Conduct, as the same may be amended from time to time. The amount to which a Grantee shall be entitled upon the exercise of each Stock Appreciation Right granted pursuant to the Plan shall be equal to one hundred per cent (100%) of the amount, if any, by which the fair market value of a Share of Common Stock on the exercise date exceeds the fair market value of a Share of Common Stock on the Grant Date.

The Compensation Committee may also grant Shares of Restricted Stock or Restricted Stock Units, or both. An Award of Restricted Stock Units shall be similar to an Award of Restricted Stock, except that no Shares shall actually be awarded to a Grantee of Restricted Stock Units on the Grant Date. Generally, shares of Restricted Stock shall become freely transferable by the Grantee after all conditions and restrictions applicable to such shares, as set forth in the applicable Award Agreement, shall have been satisfied or lapsed, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as determined by the Committee and set forth in the Award Agreement. To the extent permitted by law, a Grantee holding shares of Restricted Stock shall have the right to exercise full voting rights with respect to such Shares during the applicable Period of Restriction. Grantees of Restricted Stock Units shall have no voting rights with respect thereto. During the Period of Restriction, a Grantee holding Shares of Restricted Stock or Restricted Stock Units will, if required by law or determined by the Compensation Committee, be credited with dividends paid with respect to Restricted Stock or dividend equivalents with respect to Restricted Stock Units while they are so held, in a manner determined by the Compensation Committee and set forth in the applicable Award Agreement. Subject to applicable law, the Compensation Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate.

The ability, if any, to exercise Options or Stock Appreciation Rights after death, disability, retirement, termination or resignation shall be governed by rules adopted by the Compensation Committee. The accelerated vesting, if any, of Awards and, if applicable, dividends and dividend equivalents in the event of death, disability, retirement, termination or resignation shall also be governed by rules adopted by the Compensation Committee.

In the event that the shares of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend or stock split, then generally there shall be substituted for or added to each Share of Stock of the Corporation which was theretofore appropriated to an outstanding Award, or which thereafter may become subject to an Award under the 2006 Plan, the number and kind of shares of stock or other securities into which each outstanding Share of Stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding Awards shall be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

If there shall be any other change in the number or kind of the outstanding Shares of the Stock of the Corporation, or of any Stock or other securities into which such Stock shall have been changed, or for which it shall have been exchanged, and if such change equitably requires an adjustment in any Award which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made.

Notwithstanding anything to the contrary in any Award Agreement, in the event of a Change in Control, any outstanding Options or Stock Appreciation Rights will become immediately exercisable and Restricted Stock, Restricted Stock Units and all accrued dividends and dividend equivalents shall become immediately vested.

Information as of December 31, 2005 regarding the number of shares of common stock to be issued upon the exercise of outstanding stock options and the weighted average exercise price of outstanding stock options is set forth in the table below. There are no stock options remaining available for future issuance since the Corporation’s Stock Option and Appreciation Rights Plan expired on January 15, 2006 and the 2006 Plan has not yet been presented to the Corporation’s shareholders for approval.

Number of securities
remaining available for
	Number of securities		future issuance
	to be issued	Weighted-average	under equity
	upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation
plans approved by
security holders	228,650	$34.78	—

Equity compensation
plans not approved
by security holders	—	—	—
Total	228,650	$34.78	—

The adoption of the Corporation’s 2006 Stock Compensation Plan requires an affirmative vote by the holders of a majority of the shares entitled to vote and represented at the meeting.

The Board of Directors recommends a vote FOR the Corporation’s 2006 Stock Compensation Plan.

During 2005, options to purchase 57,728 shares were granted under the 1996 Plan at a per share exercise price of $45.53. The following table shows, as to the executive officers named in the “Summary Compensation Table”, information for 2005 with respect to the options granted.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants
		Percent of			Potential Realizable
		Total			Value at Assumed
		Options/			Annual Rates of
		SARs			Stock Price
	Options/	Granted to			Appreciation
	SARs	Employees	Exercise or		For Option Term
	Granted	in Fiscal	Base Price	Expiration
Name	(#)	Year	($/Sh)	Date	5% ($)	10% ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Michael N. Vittorio	3,704	6.42%	$45.53	1/17/15	$106,059	$268,774
Arthur J. Lupinacci, Jr.	2,811	4.87%	$45.53	1/17/15	$ 80,489	$203,975
Donald L. Manfredonia	2,317	4.01%	$45.53	1/17/15	$ 66,344	$168,129
Mark D. Curtis	2,069	3.58%	$45.53	1/17/15	$ 59,243	$150,133
Richard Kick	2,045	3.54%	$45.53	1/17/15	$ 58,556	$148,392

The following table sets forth the aggregated options/SARs exercised in the last fiscal year and the aggregated number and value of unexercised options and SARs at December 31, 2005 for each of the executive officers named in the “Summary Compensation Table.”

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

						Value of
			Number of			Unexercised
			Unexercised			In-the-Money
			Options/SARs			Options/SARs
			at Fiscal Year-			at Fiscal Year-
	Shares	Value	End (#)			End ($)
	Acquired on	Realized	Exercisable/			Exercisable/
Name	Exercise (#)	($)	Unexercisable			Unexercisable
(a)	(b)	(c)	(d)			(e)
Michael N. Vittorio	7,250	$130,770	9,653	/	-	$ 40,710	/	-
Arthur J. Lupinacci, Jr.	4,735	$116,267	6,316	/	4,984	$ 52,879	/	$27,603
Donald L. Manfredonia	800	$ 21,752	17,091	/	4,510	$265,835	/	$26,451
Mark D. Curtis	1,224	$ 22,730	10,237	/	-	$ 94,466	/	-
Richard Kick	8,614	$205,018	2,045	/	3,487	-	/	$20,940

There were no long-term incentive plan awards granted in the last fiscal year.

 PERFORMANCE GRAPH

The following graph compares the Corporation’s total stockholder return over a 5-year measurement period with (i) the NASDAQ Market Index and (ii) the NASDAQ Bank Stocks Index.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

THE FIRST OF LONG ISLAND CORPORATION,

NASDAQ BANK STOCKS INDEX AND NASDAQ MARKET INDEX

Assumes $100 Invested on January 1, 2001

Assumes Dividend Reinvested

Fiscal Year Ended December 31, 2005

EMPLOYMENT CONTRACTS

Messrs. Vittorio, Lupinacci, Manfredonia, Perri, Curtis, Keeney, and Kick (the “Executive Officers”) have employment contracts with the Corporation pursuant to which Mr. Vittorio is employed as President and Chief Executive Officer of the Corporation and the Bank, Mr. Lupinacci is employed as Executive Vice President of the Corporation and the Bank, and Messrs. Manfredonia, Perri, Curtis, Keeney and Kick are each employed in the position of Executive Vice President of the Bank. In addition, each of these officers is also employed in such other positions of the Corporation or the Bank as may be determined by the Board of Directors of the Corporation or the Bank. Mr. Vittorio’s contract has a term of three years effective January 3, 2006, Mr. Lupinacci’s contract has a term of eighteen months effective July 1, 2005, and Messrs. Manfredonia, Perri, Curtis, Keeney and Kick each have a contract with a term of eighteen months effective January 1, 2006. Unless the Corporation provides written notice of non-extension within the time frame set forth in each contract, the term of each of contract is automatically extended at the expiration of each year for an additional period of one year, thus resulting in a new three-year term for Mr. Vittorio and new eighteen-month terms for Messrs. Lupinacci, Manfredonia, Perri, Curtis, Keeney and Kick. The contracts currently provide for base annual salaries of $344,000 for Mr. Vittorio, $251,500 for Mr. Lupinacci, $210,000 for Mr. Manfredonia, $194,000 for Mr. Perri, $194,500 for Mr. Curtis, $190,700 for Mr. Keeney and $192,500 for Mr. Kick to be paid by the Corporation or the Bank. The base annual salary for Mr. Vittorio includes services as a director of the Corporation and the Bank.

Under these contracts the Executive Officers are entitled to severance compensation. Generally upon an involuntary termination of employment or upon a resignation of employment following a change in control, Mr. Vittorio is entitled to receive a single sum payment equal to three (3) times the base annual salary under his contract and Mr. Lupinacci is entitled to receive a single sum payment equal to one and one-half (1.5) times the base annual salary under his contract, together with continued family medical and dental insurance coverage. Upon an involuntary termination of employment or a resignation of employment for Good Reason, as defined in the Contracts, within twenty-four months following a change of control, Mr. Manfredonia is entitled to receive a single sum “Termination Payment” equal to one and one-half (1.5) times the base annual salary under his contract and Messrs. Perri, Curtis, Keeney and Kick are each entitled to receive a single sum “Termination Payment” equal to one and one-quarter (1.25) times the base annual salary under their contracts. In addition, upon a resignation of employment for any reason during the period beginning on the thirty-first day and ending on the sixtieth day following a change of control, Messrs. Manfredonia, Perri, Curtis, Keeney and Kick are each entitled to receive a single sum payment equal to 66 2/3% of the Termination Payment under their contracts. Messrs. Manfredonia, Perri, Curtis, Keeney and Kick are entitled to continued family medical and dental insurance coverage.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

In 1992, the Bank, as tenant, entered into a lease with Howard Thomas Hogan, Jr., a director of the Corporation and the Bank, covering premises in a building located in Locust Valley, New York, used as a branch office. The lease, which had an initial term of ten years and one month ending on October 30, 2002, was modified and extended through October 31, 2007. The Bank may, on ninety (90) days written notice, elect to extend the lease for an additional five (5) year period. The lease provides for annual base rent of $31,089 for the year ending October 31, 2006. In addition to base rent, the Bank is responsible for its proportionate share of the real estate taxes on the building in which the leased premises are located. The Corporation believes that the foregoing is comparable to the rent that would be charged by an unrelated third party.

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal stockholders of the Corporation and their associates. Such transactions, including borrowings and loan commitments, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and in the opinion of management do not involve more than a normal risk of collectibility, nor do they present other unfavorable features.

      Certain directors are officers, directors, partners, or stockholders of companies or partnerships which, or associates of which, may have been customers of the Bank in the ordinary course of business during 2005 and up to the present time. Additional transactions of this type may occur in the future. All such transactions were effected on substantially the same terms as comparable transactions with other persons.

INDEPENDENT AUDITORS

The consolidated financial statements for the year ended December 31, 2005 were examined by Crowe Chizek and Company LLC (“Crowe Chizek”). It is anticipated that the Audit Committee of the Board of Directors will reappoint Crowe Chizek as the Corporation’s independent auditors for 2006. A representative of Crowe Chizek will be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

Audit Fees

Crowe Chizek’s fees for audit services for 2005 and 2004 were $191,350 and $154,300, respectively. Audit services include the following: (1) professional services rendered for the audit of the Corporation’s annual consolidated financial statements; (2) reviews of the consolidated financial statements included in the Corporation’s quarterly Form 10-Q; (3) a reading of the Corporation’s annual report on Form 10-K; and (4) rendering an opinion on the effectiveness and management’s assertion about the effectiveness of the Bank’s internal control over financial reporting.

Audit Related Fees

Audit related fees, as described in Item 9(e)(2) of Schedule 14A of the Securities and Exchange Commission’s Proxy Rules, are fees billed to the Corporation by its independent auditors for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s consolidated financial statements and are not audit fees as described in the previous paragraph. In neither of the last two fiscal years was the Corporation billed by its independent auditors for audit related fees.

Tax Fees

Crowe Chizek’s fees for preparing the Corporation’s 2005 and 2004 tax returns and performing tax compliance work were $22,450 and $17,000, respectively.

All Other Fees

In neither of the last two fiscal years was the Corporation billed by its independent auditors for any fees other than those described above under the captions “Audit Fees” and “Tax Fees.”

Engagement of Independent Auditors To Perform Audit Services and Non-Audit Services

On an annual basis, and in accordance with the terms of a written engagement letter, the Audit Committee engages the Corporation’s independent auditors to perform audit services as previously defined.

In addition, from time to time the Audit Committee may engage the Corporation’s independent auditors to perform non-audit services such as preparation of the Corporation’s income tax returns, providing tax advice, and implementation of tax planning strategies. The Audit Committee may pre-approve specific types of non-audit services provided that the cost of such services does not exceed a predetermined dollar amount and the Audit Committee is informed of each service. The Audit Committee will not engage the independent auditors to perform any non-audit service or pre-approve any non-audit service that could impair, in fact or appearance, the independence of the independent auditors. In addition, the Audit Committee will not pre-approve any non-audit service if such pre-approval constitutes delegation to management of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934. Prohibited non-audit services include those in which the independent auditors would be auditing their own work, functioning as a part of management or as an employee, acting as an advocate of the Corporation, or promoting of the Corporation’s stock or financial interests. Other prohibited non-audit services include bookkeeping or other services related to the accounting records or financial statements of the Corporation; financial information systems design and implementation; appraisal or valuation services, fairness opinions, contribution-in-kind reports; actuarial services; internal audit outsourcing services; performing management or human resources functions; acting as a broker/dealer for the Corporation, investment adviser or investment banker; legal services; and, expert services unrelated to the audit.

AUDIT COMMITTEE REPORT

We have reviewed the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2005 and have discussed such financial statements with management and Crowe Chizek and Company LLC, the Corporation’s independent auditors.

We have discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 “Communication with Audit Committees”, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have reviewed the written disclosures and letter from the independent auditors required by Independence Standard No. 1, “Independence Discussions with Audit Committees”, as amended, by the Independence Standard Board, and have discussed with the auditors the auditors’ independence.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005.

Allen E. Busching

Alexander L. Cover

Beverly Ann Gehlmeyer

J. Douglas Maxwell, Jr.

John R. Miller III

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Act of 1934 (the “1934 Act”), except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

OTHER MATTERS

The Board of Directors of the Corporation does not know of any matters for action by stockholders at the annual meeting other than the matters described in the notice. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing hereof and which may properly come before the meeting. It is the intention of the persons named in the Proxy to vote such Proxy with respect to such matters in accordance with their best judgment.

The entire expense of preparing, assembling and mailing the enclosed material will be borne by the Corporation. In addition to using the mails, directors, officers and employees of the Bank acting on behalf of the Corporation, and without extra compensation, may solicit proxies in person, by telephone or by facsimile.

STOCKHOLDER PROPOSALS

Any proposals of stockholders intended to be submitted at the 2007 Annual Meeting of Stockholders must be received by the Chairman of the Board or the President no later than November 15, 2006 in order to be included in the proxy statement and form of proxy for such meeting. In addition, if the Corporation is not notified of a stockholder proposal by January 29, 2007, then the proxies held by management of the Corporation may provide the discretion to vote against such stockholder proposal, even though such proposal is not included in the proxy statement and form of proxy.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

The Corporation’s Board of Directors does not have a formal process for security holders to send communications to the Board of Directors. The Board believes that a formal process is unnecessary because the Corporation is relatively small and both the Non-Executive Chairman of the Board and the President and Chief Executive Officer, who is also a director, are easily accessible by telephone and mail.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

The Board of Directors strongly encourages each of its members to attend the Annual Meeting of Stockholders. In this regard, the Board of Directors sets the date for the Annual Meeting of Stockholders to coincide with the April meeting of the Board of Directors. All directors except one attended the prior year’s Annual Meeting of Stockholders, which was held on April 19, 2005.

ANNUAL REPORTS TO STOCKHOLDERS

Consolidated financial statements for the Corporation and the Bank are included in the Corporation’s 2005 Annual Report to Stockholders, which was mailed with this Proxy Statement. In addition, copies of the 2005 Annual Report or the annual report on Form 10-K as filed with the Securities and Exchange Commission for 2005 will be sent to any stockholder upon written request without charge. Such request should be directed to Mark D. Curtis, Senior Vice President and Treasurer, at the Corporation’s principal office, 10 Glen Head Road, Glen Head, New York, 11545. The consolidated financial statements contained in the Corporation’s 2005 Annual Report are not part of this Proxy Statement.

By Order of the Board of Directors

Joseph G. Perri
March 16, 2006	Senior Vice President and Secretary

APPENDIX A

The First Of Long Island Corporation

2006 Stock Compensation Plan

Contents

Article 1.	Definitions

Article 2.	Establishment and Purposes of Plan

Article 3.	Administration of the Plan

Article 4.	Eligibility and Participation

Article 5.	Stock Subject to the Plan

Article 6.	Grant of Options

Article 7.	Term and Exercise of Options and Stock Appreciation Rights

Article 8.	Modification, Extension and Renewal of Options and
Stock Appreciation Rights

Article 9.	Stock Appreciation Rights

Article 10.	Restricted Stock and Restricted Stock Units

Article 11.	Withholding

Article 12.	Nontransferability

Article 13.	Death, Disability or Retirement of Grantee

Article 14.	Termination or Resignation

Article 15.	Period in Which Awards May Be Granted

Article 16.	Amendment or Termination of the Plan

Article 17.	Changes in Capitalization

Article 18.	Change in Control

Article 19.	Listing and Registration of Shares

THE FIRST OF LONG ISLAND CORPORATION

2006 STOCK COMPENSATION PLAN

1.	Definitions

Unless the context clearly indicates otherwise, the following terms have the meanings set forth below:

1.1 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units.

1.2 “Award Agreement” means a statement, approved by the Committee as to form and substance, issued by the Corporation to a Grantee and describing the terms and provisions of an Award.

1.3 “Bank” means The First National Bank of Long Island.
1.4 “Board” means the Board of Directors of the Corporation.
1.5 “Change in Control” means the occurrence of any one of the following:

(i)   Twenty Five Per Cent (25%) of the issued and outstanding Common Stock of the Corporation is acquired by one individual or entity or by a group formed by two or more individuals or entities;

(ii)  A majority of the Board changes within a two-year period without the approval of the Directors incumbent at the beginning of such two-year period;

(iii) There shall be consummated a merger or consolidation of the Corporation, unless at least two-thirds (2/3) of the Outside Directors incumbent immediately prior thereto are to continue to constitute at least two-thirds (2/3) of Outside Directors;

(iv)  At least two-thirds (2/3) of Outside Directors determine that action taken by stockholders constitutes a Change in Control; or

(v)	The Bank shall cease to be a wholly-owned subsidiary of the Corporation.

1.6 “Code” means the Internal Revenue Code of 1986, or any successor thereto, as the same may be amended from time to time, and the then current regulations thereunder.

1.7 “Committee” means the Compensation Committee of the Board or any successor thereto.
1.8 “Common Stock” means the common stock of the Corporation, $0.10 par value per share.
1.9 “Corporation” means The First of Long Island Corporation.
1.10 “Director” means any individual who is a member of the Board.

  1.11 “Effective Date” means the date of approval of the Plan by the shareholders of the Corporation.

  1.12 “Grant Date,” as used with respect to a particular Award, means the date on which an Award is granted by the Committee.

  1.13 “Grantee” means the individual to whom an Award is granted by the Committee pursuant to the Plan.

  1.14 “Incentive Stock Option” means an option that qualifies as an Incentive Stock Option pursuant to Section 422 of the Code.

  1.15 “Key Employees” shall be those employees who are officers of the Corporation or its Subsidiaries and who generally have the title of Vice President or above and those employees who are designated as Key Employees by the Committee.

  1.16 “Nonqualified Stock Option” means any Option granted under this Plan, other than an Incentive Stock Option.

  1.17 “Non-Employee Director” means a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934.

  1.18 “Option” means an option granted by the Committee to purchase shares of Common Stock, which shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option.

  1.19 “Outside Director” means an Outside Director within the meaning of Code Section 162(m) and regulations promulgated thereunder.

  1.20 “Period of Restriction” means the period during which an Award is subject to forfeiture, as determined by the Committee in its discretion.

  1.21 “Plan” means The First of Long Island Corporation 2006 Stock Compensation Plan.

  1.22 “Predecessor Plan” means The First of Long Island Corporation Stock Option and Appreciation Rights Plan adopted in 1996.

  1.23 “Restricted Stock” means an Award of Shares granted pursuant to Article “10” of this Plan.

  1.24 “Restricted Stock Unit” means an Award of units granted pursuant to Article “10” of this Plan.

   1.25 “Retirement Age” means age fifty-five (55) or such other age as the Committee may, by rule, prescribe.

                  1.26 “Retirement,” as applied to a Grantee, means an employee’s termination of employment or a Non-Employee Director’s termination of board membership, in each case (i) after reaching Retirement Age, (ii) after five (5) years of service and (iii) other than for cause.

 1.27 “Shares” or “Stock” means the shares of Common Stock of the Corporation.

 1.28 “Stock Appreciation Right” means a right that entitles the holder to the appreciation in value, if any, of one share of Common Stock.

 1.29 “Subsidiary” means any corporation, limited liability company or other entity of which a majority of the voting common or capital stock, or membership or other equity interests, is owned directly or indirectly by the Corporation.

 1.30 “Total and Permanent Disability,” as applied to a Grantee, means (i) the termination of Grantee’s employment under the Bank’s long-term disability plan or any other similar disability plan that is maintained by a Subsidiary, or (ii) termination of a Grantee’s employment or service as a Director as a result of any disability that is determined by the Committee to be similar in nature to disability under the Bank’s long-term disability plan.

2.	Establishment and Purposes of Plan

2.1  Establishment. The Corporation hereby establishes the Plan, which shall become effective on the Effective Date.

2.2   Purposes. The Plan is intended to provide a method whereby Directors and certain Key Employees of the Corporation and its Subsidiaries who are largely responsible for the management, growth and protection of the business, may acquire stock in the Corporation, thereby increasing their proprietary interest in the business, providing them with greater incentive for their continued employment, and promoting the interests of the Corporation and its stockholders. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of such Directors and Key Employees. The Committee will, from time to time during the term of the Plan, award to Directors and to such Key Employees as may be selected in the manner hereinafter provided, and subject to the conditions set forth herein, one or more of the following: Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units. Each such grant shall be evidenced by an Award Agreement.

2.3   Successor Plan. The Plan shall serve as the successor to the Predecessor Plan, which has expired and under which no further grants may be made. All outstanding awards under the Predecessor Plan shall continue to be governed by the terms and conditions of the Predecessor Plan and the instrument evidencing such grant or issuance thereunder.

3.	Administration of the Plan

3.1. General. The Plan shall be administered by the Committee, which shall be composed of three or more members, all of whom shall be Non-Employee Directors and Outside Directors, who shall be appointed by and shall serve at the pleasure of the Board. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of the majority of such quorum shall be necessary for the transaction of any business.

3.2   Authority of Committee. The Committee shall be vested with full authority to interpret the provisions of the Plan and to adopt such rules, regulations and guidelines as it deems necessary or desirable to administer the Plan. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all Grantees and any person claiming under or through a Grantee. Subject to the applicable provisions of the Code, and the terms, provisions, and conditions of the Plan, the Committee shall have exclusive jurisdiction to determine (i) the individuals to whom Awards shall be granted and the type of each such Award (it being understood that more than one Award may be granted to the same person); (ii) the number of shares subject to each Award; (iii) the date or dates when the Awards will be granted; (iv) the exercise price of the shares subject to each Option; (v) the time periods during which each Option or Stock Appreciation Right may be exercised including, but not limited to the time periods applicable in the event of the death, Retirement, Total and Permanent Disability, termination or resignation of a Grantee; (vi) whether or not an Option constitutes an Incentive Stock Option and (vii) the Period of Restriction applicable to an Award. Notwithstanding anything to the contrary contained herein, all of the foregoing shall be subject to review by the Board.

3.3   Award Agreement. Each Award granted by the Committee shall be evidenced by an Award Agreement.

4.	Eligibility and Participation
4.1	Eligibility. All Directors and Key Employees shall be eligible to participate in the Plan.

4.2   Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Directors and Key Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

4.3  Certain Shareholders. Any other provision of the Plan notwithstanding, and subject to the provisions of the Code, an individual who owns more than Ten Per Cent (10%) of the total combined voting power of all classes of outstanding stock of the Corporation or any Subsidiary shall not be eligible for the grant of an Incentive Stock Option unless the applicable requirements set forth in the Plan and the Code are satisfied. For purposes of this section, the number of shares owned by an individual and the percentage of outstanding stock which such shares represent shall be determined in accordance with Section 422 of the Code and the regulations promulgated thereunder.

4.4  No Right to Employment. Nothing contained in the Plan, or in any instrument under the Plan, and no grant of any Award hereunder, shall confer upon any Grantee any right to continue in the employ of the Corporation or of any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Grantee’s employment at any time and for any reason.

5.	Stock Subject to the Plan

5.1   Shares Issuable Under Plan. Shares which may be issued under the Plan shall be authorized and unissued Shares, or Shares reacquired by the Corporation, including shares purchased on the open market. The maximum number of shares of Common Stock which may be issued under the Plan shall be Three Hundred Thousand (300,000) Shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article “17” of the Plan.

5.2   Availability of Shares. If any outstanding Award under the Plan for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Award, including Shares of Restricted Stock and Restricted Stock Units which did not vest in the Grantee, may again be made subject to an Award under the Plan. However, Shares withheld by the Corporation pursuant to Article “11” shall not again be made subject to an Award under the Plan.

5.3  Notification of Disposition of Shares. A Grantee shall notify the Corporation upon the disposition of Shares issued pursuant to the exercise of an Incentive Stock Option. The Corporation will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

5.4  Limitation on Awards. No Grantee may, during any fiscal year of the Corporation, receive Awards under this Plan which, in the aggregate, exceed 35,000 shares.

6.	Grant of Options

6.1  Grant. The Committee may from time to time, subject to the provisions of the Plan, grant Options to Key Employees and Directors, to purchase shares of Common Stock available for issuance in accordance with Article “5” of the Plan. Subject to Section 422 of the Code, the Committee may designate all or a portion of any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option; provided, however, that Incentive Stock Options shall not be granted to Non-Employee Directors. Any portion of an Option that is not designated as an Incentive Stock Option shall be a Nonqualified Stock Option.

6.2  Exercise Price. The exercise price per share shall not be less than One Hundred Per Cent (100%) of the fair market value of one share of Common Stock on the Grant Date, except that such exercise price shall not be less than the price prescribed by the Code in the case of an Incentive Stock Option granted to an individual described in Section 4.3 of the Plan. Fair market value per share shall be the NASDAQ official closing price on the Grant Date or, if the Common Stock is then traded on another established stock exchange, as quoted by such exchange. If the Common Stock is not traded on NASDAQ or another established stock exchange, then the fair market value shall be determined by the Committee in good faith. The purchase price shall be subject to adjustment only as provided in Section “17” of the Plan.

7.	Term and Exercise of Options and Stock Appreciation Rights

7.1  Exercisability. Each Option and Stock Appreciation Right granted under the Plan shall terminate on the date determined by the Committee and specified in the Award Agreement, which date shall be in compliance with the applicable provisions, if any, of the Code.

7.2  Notice of Exercise. A person electing to exercise an Option or Stock Appreciation Right shall give written notice to the Corporation of such election and of the number of Shares. The purchase price shall be paid in full, simultaneously with the exercise of an Option, in cash or Stock, as the Grantee may elect.

7.3  Rights as Stockholder. A Grantee or a permitted transferee of an Option or Stock Appreciation Right shall have no rights as a stockholder with respect to any Shares covered by such Option or Stock Appreciation Right until the exercise of the Option or, if settled in stock, the Stock Appreciation Right. Adjustments shall be made for dividends (ordinary or extraordinary), whether in cash, securities, or other property, and distributions or other rights, for which the record date is after the date of exercise of an Option or of a Stock Appreciation Right settled in Stock, regardless of when the stock certificate is issued.

7.4  Order of Exercise. A Grantee may, in accordance with the other provisions of the Plan, elect to exercise Options or Stock Appreciation Rights in any order, without regard to the dates on which such Options or Stock Appreciation Rights were granted.

8.	Modification, Extension and Renewal of Options and Stock Appreciation Rights

8.1 Subject to the continued qualification under the Code of any outstanding Incentive Stock Options, and to the terms and conditions of the Plan, the Committee may modify, extend, or renew outstanding Options and Stock Appreciation Rights granted under the Plan or accept the surrender of outstanding Options and Stock Appreciation Rights (to the extent not theretofore exercised) and authorize the granting of new Options and Stock Appreciation Rights in substitution therefor. Without limiting the generality of the foregoing, the Committee may grant a new or modified Option or Stock Appreciation Right in lieu of an outstanding Option or Stock Appreciation Right changing the number of shares, exercise price or term of such outstanding Option or Stock Appreciation Right, subject to the terms and conditions of the Plan and the applicable provisions of the Code. The foregoing notwithstanding, no modification of an Option or Stock Appreciation Right shall, without the consent of the Grantee, alter or impair any rights or obligations under any Option or Stock Appreciation Right theretofore granted under the Plan.

9.	Stock Appreciation Rights

9.1 Grant. The Committee may from time to time grant Stock Appreciation Rights to Key Employees and Non-Employee Directors of the Corporation.

9.2 Blackout Periods. Stock Appreciation Rights granted pursuant to this Plan may not be exercised during any period in which trading in the Common Stock is prohibited by the terms of the insider trading policy of the Corporation, as set forth in its Code of Conduct, as the same may be amended from time to time.

9.3 Exercise Value. The amount to which a Grantee shall be entitled upon the exercise of each Stock Appreciation Right granted pursuant to the Plan shall be equal to One Hundred Per Cent (100%) of the amount, if any, by which the fair market value of a Share of Stock at the close of trading on the exercise date exceeds the fair market value of a Share of Stock at the close of trading on the Grant Date. For purposes of this section, fair market value shall be determined in the manner set forth in Section “6.2.”

9.4 Form of Payment. Payment to the participant shall be made in cash or Stock as determined by the Committee. The form of payment shall be set forth in the Award Agreement.

10.	Restricted Stock and Restricted Stock Units

10.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock or Restricted Stock Units, or both, to Directors and Key Employees in such amounts as the Committee shall determine. An Award of Restricted Stock Units shall be similar to an Award of Restricted Stock, except that no Shares shall actually be awarded to a Grantee of Restricted Stock Units on the Grant Date.

10.2 Transferability. Except as otherwise provided in this Plan, Shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement. All rights with respect to the Restricted Stock and Restricted Stock Units granted to a Grantee under the Plan shall be available only to such Grantee, except as otherwise provided herein in the event of the death of such Grantee.

10.3 Retention of Certificates. To the extent deemed appropriate by the Committee, the Corporation may, but shall not be required to, retain the certificates representing Shares of Restricted Stock in its possession until such time as all conditions and restrictions applicable to such Shares have lapsed or been satisfied.

10.4 Vesting. Except as otherwise provided in this Plan, and subject to applicable laws and to the insider trading policy of the Corporation as set forth in its Code of Conduct, Shares of Restricted Stock shall become freely transferable by the Grantee after all conditions and restrictions applicable to such Shares, as set forth in the applicable Award Agreement, shall have been satisfied or lapsed, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as determined by the Committee and set forth in the Award Agreement.

10.5  Certificate Legend. Each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend to the effect that the sale or other transfer of the Shares is subject to certain restrictions on transfer as set forth in the Plan and in the associated Award Agreement. Upon request by the Grantee, and surrender to the Corporation of such certificate, the Corporation shall issue to the Grantee a certificate without such legend for all Shares as to which the conditions and restrictions applicable to such Shares as set forth in the applicable Award Agreement shall have been satisfied or lapsed. Such unlegended certificate shall be issued to Grantee within a reasonable time after such request is received by the Corporation.

10.6 Voting Rights. To the extent permitted by law, a Grantee holding Shares of Restricted Stock shall have the right to exercise full voting rights with respect to such Shares during the applicable Period of Restriction. Grantees of Restricted Stock Units shall have no voting rights with respect thereto.

10.7 Dividends and Dividend Equivalents. During the Period of Restriction, a Grantee holding Shares of Restricted Stock or Restricted Stock Units shall, if the Committee so determines or if required by law, be credited with dividends paid with respect to Restricted Stock or dividend equivalents with respect to Restricted Stock Units while they are so held, in a manner determined by the Committee and set forth in the Award Agreement. The Committee may apply any lawful restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, will determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units. Such dividends or dividend equivalents may be subject to accumulation, forfeiture, payout restrictions or other conditions consistent with applicable law, as determined by the Committee and set forth in the Award Agreement.

10.8 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Grantee making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Grantee makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Grantee shall promptly provide a copy of such election to the Treasurer of the Corporation.

11.	Withholding

11.1 Tax Withholding. The Corporation shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes, including the Grantee’s FICA obligation, required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan.

11.2 Share Withholding. With respect to withholding required upon the exercise of Options or Stock Appreciation Rights, the lapse of restrictions on Restricted Stock or Restricted Stock Units, an election by a Grantee under Section 83(b) of the Code or any other taxable event arising as a result of Awards granted hereunder, the Corporation may require or a Grantee may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Corporation withhold Shares having a fair market value on the date the tax is to be determined equal to the tax that could be imposed on the transaction, provided that if required by accounting rules and regulations in order to maintain favorable accounting treatment to the Corporation in connection with the Awards, the tax shall be determined to be the minimum tax required to be withheld in connection with the transaction. All elections shall be irrevocable, made in writing, and signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

12.	Nontransferability

12.1 No Award granted under the Plan shall be assignable or transferable by the Grantee other than by will or the laws of descent and distribution and during the lifetime of a Grantee the Award shall inure to the benefit of and be exercisable only by such Grantee.

13.	Death, Disability or Retirement of Grantee

13.1 Death. If a Grantee dies while serving as a Director or while in the employ of the Corporation or of any Subsidiary, or after cessation of such service or employment but within the period during which the Grantee could have exercised the Option or Stock Appreciation Right, then Options or Stock Appreciation Rights held by the Grantee may be exercised by the executor or administrator of the Grantee’s estate or by any person or persons who have acquired the Option or Stock Appreciation Right directly from the Grantee by bequest or inheritance, in accordance with rules adopted by the Committee; provided, however, that no Option or Stock Appreciation Right shall be exercisable after its expiration date. If a Grantee of an outstanding Award of Restricted Stock or Restricted Stock Units dies during the applicable Period of Restriction, the Award shall be deemed vested and payment shall be made to the person entitled thereto as aforesaid, in accordance with rules adopted by the Committee.

13.2 Disability. If the Grantee’s employment or service as a Director terminates as a result of the Total and Permanent Disability of the Grantee, then Options or Stock Appreciation Rights held by the Grantee may be exercised by the Grantee in accordance with rules adopted by the Committee; provided, however, that no Option or Stock Appreciation Right shall be exercisable after its expiration date. All Awards of Restricted Stock or Restricted Stock Units to such Grantee shall be deemed vested upon such termination of employment.

13.3 Retirement. In the event of the Retirement of a Grantee, the Options or Stock Appreciation Rights held by the Grantee may be exercised by the Grantee in accordance with rules adopted by the Committee; provided, however, that no Option or Stock Appreciation Right shall be exercisable after its expiration date. All Awards of Restricted Stock or Restricted Stock Units to such Grantee shall vest in accordance with the terms of the Award Agreement.

14.	Termination or Resignation

14.1  Termination for Cause. If the Grantee’s employment or service as a Director is terminated for cause, as determined by the Board in its discretion, then, except to the extent that the Committee may otherwise determine in its discretion, all Awards that have not yet vested shall immediately terminate and the Grantee shall have no further rights in or to any portion of any such Awards.

14.2  Termination Without Cause. If the Grantee’s employment or service as a Director is terminated without cause, then all Awards to such Grantee shall terminate upon the expiration of such period after the date of termination as shall be provided in rules adopted by the Committee.

14.3 Resignation. If the Grantee’s employment or service as a Director terminates by reason of the resignation of the Grantee, then all Awards to such Grantee shall terminate upon the expiration of such period after the date of termination as shall be provided in rules adopted by the Committee.

15.	Period in Which Awards May Be Granted

    15.1 No Awards may be granted hereunder more than ten (10) years after the adoption of the Plan by the Board.

16.	Amendment or Termination of the Plan

     16.1 The Board may at any time terminate, amend, modify, or suspend the Plan, provided that, without the approval of the stockholders of the Corporation, no amendment or modification shall be made by the Board which:

(a)	increases the maximum number of shares as to which Awards may be granted under the Plan;
(b)	alters the method by which the Option price or Stock Appreciation Right value is determined;

 (c)   extends any Option or Appreciation Right for a period longer than ten (10) years after the date of the grant;

(d)	materially modifies the requirements as to eligibility for participation in the Plan; or
(e)	alters this Article “16” so as to defeat its purpose.

16.2        No amendment, modification, suspension, or termination of the Plan shall in any manner affect any Award theretofore granted under the Plan without the consent of the Grantee or any other person validly claiming under or through the Grantee.

17.	Changes in Capitalization

17.1 Change in Shares. In the event that the shares of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend or stock split, then, subject to the provisions of Subsection “17.3”, below, there shall be substituted for or added to each Share of Stock of the Corporation which was theretofore appropriated to an outstanding Award, or which thereafter may become subject to an Award under the Plan, the number and kind of shares of stock or other securities into which each outstanding Share of Stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding Awards shall be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

17.2 Other Changes. If there shall be any other change in the number or kind of the outstanding Shares of the Stock of the Corporation, or of any Stock or other securities into which such Stock shall have been changed, or for which it shall have been exchanged, and if such change equitably requires an adjustment in any Award which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made.

17.3 Fractional Shares. Fractional shares resulting from any adjustment pursuant to this Section “17” may be settled in cash if the Committee so determines.

17.4 Rights of Corporation. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassification, reorganizations, or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate, or to sell or transfer all or any part of its business or assets.

18.	Change in Control

18.1 Notwithstanding anything to the contrary in any Award Agreement, in the event of a Change in Control, then (i) any outstanding Options or Appreciation Rights will become immediately exercisable and (ii) Restricted Stock, Restricted Stock Units and all accrued dividends and dividend equivalents shall become immediately vested.

19.	Listing and Registration of Shares

19.1  Registration. No Award granted pursuant to the Plan shall be exercisable or become vested in whole or in part if at any time the Board or the Committee shall determine in its discretion that the listing, registration, or qualification of the Shares of Common Stock subject to such Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue of shares thereunder, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions unacceptable to the Board.

19.2 Investment Representation. If a registration statement under the Securities Act of 1933 with respect to the shares issuable or vesting under an Award is not in effect at the relevant time, as a condition of the issuance of the Shares, the Grantee shall give the Committee a written statement, satisfactory in form and substance to the Committee, that the Grantee is acquiring the Shares for his or her own account for investment and not with a view to their distribution and that the Shares will only be disposed of in accordance with the applicable provisions of the federal securities laws. The Corporation may place upon any stock certificate for shares issued under the Plan such legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act of 1933 or other applicable law.

REVOCABLE PROXY

THE FIRST OF LONG ISLAND CORPORATION

X	PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS

APRIL 18, 2006

KNOW ALL PERSONS BY THESE PRESENTS that I, the undersigned, being a stockholder of THE FIRST OF LONG ISLAND CORPORATION, GLEN HEAD, NEW YORK, do hereby constitute and appoint JOHN H. TREIBER AND STEPHEN P. LYON or either one of them (with full power to act alone), my true and lawful attorney(s), with full power of substitution, to attend the Annual Meeting of Stockholders of said Corporation, to be held at the WESTBURY MANOR, 1100 JERICHO TURNPIKE, WESTBURY, NEW YORK, on Tuesday, April 18, 2006, at 3:30 P.M. local time, or any and all adjournments thereof, and to vote all stock owned by me or standing in my name, place and stead on the proposals of the Board of Directors specified in the Notice of Meeting dated March 16, 2006, with all powers I would possess if I were personally present, hereby ratifying and confirming all that my said Proxy or Proxies may do, in my name, place and stead, as follows:

		With-	For All
	For	hold	Except
1. Election of Directors	|_|	|_|	|_|
To elect six (6) Directors, each for a term of two (2) years (except as marked to the contrary below)

ALLEN E. BUSCHING	BEVERLY ANN GEHLMEYER
PAUL T. CANARICK	WILLIAM H. J. HOEFLING
ALEXANDER L. COVER	STEPHEN V. MURPHY

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of any such nominee(s) in the space provided below.

______________________________________________________________________________________

	For	Against	Abstain
2. To approve adoption of the First of Long	|_|	|_|	|_|
Island Corporation 2006 Stock Compensation Plan.

3. Other Matters: If any other business is presented at said meeting, this Proxy shall be voted in accordance with the best judgment of the Proxies.

IF NO DESIGNATIONS ARE MADE IN THE BOXES PROVIDED ABOVE AS TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” SUCH PROPOSAL.

The shares represented by a properly executed Proxy will be voted as directed.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

ALL JOINT OWNERS MUST SIGN INDIVIDUALLY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE FIDUCIARY, ALL SHOULD SIGN.

Please be sure to sign and date this Proxy in the box below.

Date
Stockholder sign above Co-holder (if any) sign above

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Detach above card, sign, date and mail in postage paid envelope provided.

THE FIRST OF LONG ISLAND CORPORATION

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY